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                                                                    Exhibit 23.4









CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated March 30, 2000, accompanying the financial statements of Sherman Grinberg Film Libraries, Inc. contained in the Registration Statement and Prospectus (No. 333- 33516) of Dynacs Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

Yohalem Gillman & Company LLP





New York, New York

June 14, 2000